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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 19 to Registration Statement No. 33-54047 of Morgan Stanley Select Dimensions Investment Series (the "Fund"), comprising Money Market Portfolio, Flexible Income Portfolio, Balanced Growth Portfolio, Utilities Portfolio, Dividend Growth Portfolio, Equally-Weighted S&P 500 Portfolio (formerly Value-Added Market Portfolio), Growth Portfolio, American Opportunities Portfolio, Capital Opportunities Portfolio, Global Equity Portfolio and Developing Growth Portfolio, on Form N-1A of our report dated February 17, 2005, appearing in the December 31, 2004 Annual Report of the Fund, which is incorporated by reference in the Prospectuses and the Statement of Additional Information both of which are part of such Registration Statement, and to the references to us under the captions "Financial Highlights" in the Prospectuses and "Custodian and Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information.




Deloitte & Touche LLP
New York, New York
April 25, 2005